Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
On January 9, 2026 (the “Closing Date”), Compass, Inc. (the “Company” or “Compass”) closed its acquisition of Anywhere Real Estate Inc. (“Anywhere”) pursuant to the Agreement and Plan of Merger, dated September 22, 2025 (the “Merger Agreement”), by and among the Company, Anywhere and Velocity Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Anywhere (the “Merger”), with Anywhere surviving the Merger as a wholly owned subsidiary of the Company.
The accompanying unaudited pro forma financial information is prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined balance sheet is presented as if the Merger and related financing had occurred on September 30, 2025, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, are presented to give effect to the Merger and related financing as if they occurred on January 1, 2024.
The unaudited pro forma condensed combined financial information gives effect to the accounting for the Merger (the “Purchase Accounting Adjustments”) and the related financing (the “Financing Accounting Adjustments” and, collectively, the “Transaction Accounting Adjustments”). All terms defined in this section are used solely for the purposes of this section and do not apply to any other section.
In the accompanying unaudited pro forma condensed combined financial information, the historical consolidated financial statements of the Company and Anywhere have been adjusted to depict the Transaction Accounting Adjustments, in accordance with GAAP. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. All adjustments are preliminary and subject to change.
On the Closing Date, each share of Anywhere common stock that was issued and outstanding immediately prior to the completion of the Merger, other than certain excluded shares of Anywhere common stock as described in the Merger Agreement, was converted into the right to receive 1.436 fully paid and nonassessable shares (referred to herein as the exchange ratio) of Company Class A common stock (“Company Shares”), with cash in lieu of any fractional shares of Company Shares, less any applicable withholding taxes (the “Merger Consideration”).
On the terms and subject to the conditions set forth in the Merger Agreement, on the Closing Date, each outstanding equity award with respect to Anywhere common stock was treated as follows:
•Anywhere RSU Awards, Anywhere DSU Awards and Anywhere PSU Awards: Except as set forth below, on the Closing Date, each outstanding Anywhere RSU Award, each outstanding Anywhere DSU Award and each outstanding Anywhere PSU Award (other than any Anywhere RSU Award or Anywhere DSU Award granted to a non-employee director of Anywhere) was canceled and converted into a Company RSU Award covering a number of shares of Company Class A common stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Anywhere common stock subject to the Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the Closing Date, multiplied by (ii) the exchange ratio, with substantially the same terms and conditions (including vesting and accelerated vesting) as applied to the corresponding Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the Closing Date (except that Anywhere PSU Awards will only be subject to service-based vesting and any performance goals ceased to apply). With respect to each Anywhere PSU Award, performance goals will be determined based on the average of any individual performance periods (to the extent applicable and set forth in the existing award agreement) (provided that the average will be no less than the target performance level), without regard to any relative total stockholder return modifier (to the extent applicable), and based on: (A) for performance periods ending on or prior to the Closing Date, actual performance as determined in good faith by the Anywhere Compensation Committee, (B) for any performance period that has commenced but not ended on or prior to the Closing Date, actual performance through the most recent practicable date prior to the Closing Date, with performance for any portion of the performance period that remains following the Closing Date extrapolated based on the forecasted performance as determined in good faith by the Anywhere Compensation Committee and in consultation with the Company, and (C) for any performance periods that have not yet commenced as of the Closing Date, the target performance level.
•On the Closing Date, each outstanding Anywhere RSU Award and each outstanding Anywhere DSU Award, in each case, granted to a non-employee director of Anywhere that was outstanding immediately prior to the Closing Date automatically became fully vested (to the extent unvested) and converted into the right to receive the Merger Consideration.
•Anywhere Option Awards: On the Closing Date, each outstanding Anywhere Option Award (other than an Anywhere Option Award held by an individual who was not an employee of Anywhere as of immediately prior to the Closing Date) ceased to represent a right to acquire shares of Anywhere common stock and was assumed and converted automatically into an Adjusted Option to purchase a number of shares of Company common stock equal to the number of shares of Anywhere common stock subject to such Anywhere Option Award immediately prior to the Closing Date multiplied by the exchange ratio (with fractional shares rounded down to the nearest whole share), at an exercise price per share of Company Class A common stock equal to (I) the per share exercise price for shares of Anywhere common stock subject to the corresponding Anywhere Option Award divided by (II) the exchange ratio (rounded up to the nearest whole cent). Each Adjusted Option was otherwise subject to the same terms and conditions applicable to the corresponding Anywhere Option Award, including vesting terms.
•On the Closing Date, each Anywhere Option Award that was outstanding and unexercised immediately prior to the Closing Date and was held by any individual who was not an employee of Anywhere as of immediately prior to the Closing Date was, without any action on the part of the Company, Anywhere or the holder thereof, canceled, with the holder being entitled to receive the Merger Consideration in respect of each net share, determined by dividing (i) (A) the excess, if any, of the value of the Merger Consideration over the per share exercise price of the Anywhere Option Award, multiplied by (B) the number of shares subject to the Anywhere Option Award immediately prior to the Closing Date, by (ii) the Company closing price.
•Anywhere Performance-Vesting Cash Awards and Anywhere Time-Vesting Cash Awards: On the Closing Date, each outstanding Anywhere Performance-Vesting Cash Award and Anywhere Time-Vesting Cash Award was assumed by the Company and continue to be subject to the same terms and conditions (including vesting and accelerated vesting) as applied as of immediately prior to the Closing Date; except that any performance goals applicable to the Anywhere Performance-Vesting Cash Awards were deemed achieved in the same manner as described above with respect to Anywhere PSU Awards.
In connection with the Merger Agreement, on September 22, 2025, the Company entered into a debt financing commitment letter and related fee letter with MSSF, pursuant to which MSSF and each other additional commitment party appointed thereunder has committed to provide the Company with debt financing in an aggregate principal amount of up to $750 million in the form of a 364-day senior secured bridge loan facility. On January 9, 2026, the Company terminated its bridge loan commitment with MSSF and in lieu of such financing issued 0.25% Convertible Senior Notes due 2031 (the “Notes”).
On January 9, 2026, in lieu of the bridge loan financing, the Company issued and sold $1,000.0 million in aggregate principal amount of Notes to Morgan Stanley & Co. LLC and certain other initial purchasers (collectively, the “Initial Purchasers”) pursuant to a purchase agreement (the “Purchase Agreement”), which principal amount includes $150.0 million in aggregate principal amount of Notes that were sold to the Initial Purchasers pursuant to an option that was granted to them under the Purchase Agreement, which option was exercised in full by the Initial Purchasers on January 8, 2026. The existing senior non-convertible notes and asset-based securities facilities of Anywhere and its subsidiaries remained in place following the closing, excluding (x) Anywhere’s remaining 0.25% Exchangeable Senior Notes, which are shown as repaid before the Closing Date because only an immaterial amount was outstanding when this unaudited pro forma financial information was prepared, and (y) Anywhere’s revolving credit facility, which contained a change in control provision and was required to be repaid upon the closing of the Merger. The net proceeds from the offering of the Notes were used to (i) repay certain existing indebtedness of Anywhere and its subsidiaries at closing of the Merger on January 9, 2026, including borrowings under Anywhere’s revolving credit facility and payment of fees, costs and expenses related to the Merger and (ii) funded the net cost of entering into the capped call transactions described below.
In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”), with certain of the Initial Purchasers and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to certain customary adjustments, the number of shares of common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the common stock upon any conversion of Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions initially was $23.68 per share of the Company’s common stock, which represents a premium of 100.0% over the last reported sale price of the common stock on January 7, 2026, and is subject to certain customary adjustments under the terms of the Capped Call Transactions.
The Capped Call Transactions are separate transactions entered into by the Company with each Option Counterparty, and are not part of the terms of the Notes and will not affect any note holder’s rights under the Notes. Note holders will not have any rights with respect to the Capped Call Transactions.
The Merger will be accounted for as a business combination using the acquisition method with the Company assumed to be the accounting acquiror in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under this method of accounting, the consideration transferred will be allocated to Anywhere’s assets acquired and liabilities assumed based upon their estimated fair values at the Closing Date. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. The process of valuing the net assets of Anywhere at the Closing Date, the allocation of the consideration transferred, as well as evaluating accounting policies for conformity, is preliminary and represents the Company’s current best estimate and is subject to revision.
The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. It is likely that the actual adjustments upon the completion of the Merger will differ from the pro forma adjustments, and it is possible the differences may be material.
The following unaudited pro forma condensed combined financial information gives effect to the Merger, the Notes and the Capped Call Transactions , which includes adjustments for the following:
•Certain reclassifications to conform Anywhere’s historical financial statement presentation to the Company’s historical financial statement presentation;
•Adjustments to reflect purchase accounting under ASC 805;
•Non-recurring transaction costs in connection with the Merger; and
•Proceeds and uses of the Notes and related adjustments to reflect the effect of the Capped Call Transactions entered into in connection with the pricing of the Notes. The pro forma condensed financial information reflects the use of the Notes to refinance certain existing indebtedness of Anywhere and its subsidiaries, payment of fees, costs and expenses related to the Merger, and to fund the net cost of entering into the Capped Call Transactions.

Other Transactions
In addition, the unaudited pro forma condensed combined statements of operations gives effect to the acquisition of At World Properties Holdings, LLC (“AWPH, LLC”) by the Company on January 13, 2025 (the “AWPH, LLC Acquisition”) as if the AWPH, LLC Acquisition occurred on January 1, 2024. Immediately prior to the closing of the AWPH, LLC Acquisition, AWPH, LLC settled its outstanding debt and divested its subsidiary, SGI Acquisition Holdings, Inc. (d/b/a Christie’s International Real Estate Sereno), which maintained brokerage operations in the Northern California market. In addition, the Company drew down $50.0 million from its revolving credit facility to partially fund the AWPH, LLC Acquisition. The remaining consideration for the AWPH, LLC Acquisition was funded by the Company’s cash on hand and shares to be issued after the close of the AWPH, LLC Acquisition. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 5, 2025, provides additional details regarding the AWPH, LLC Acquisition described herein. The AWPH, LLC Acquisition is fully reflected in the Company’s historical balance sheet as of September 30, 2025.
The following adjustments are presented in Note 2 – AWPH, LLC Acquisition Adjustments:
•Certain reclassifications to conform AWPH, LLC’s historical financial statement presentation to the Company’s historical financial statement presentation; and
•Adjustments to reflect acquisition accounting under ASC 805.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025
(In millions)

	As of September 30, 2025
	Compass, Inc.(Historical)	Anywhere (Adjusted Historical Note 3)(1)	Transaction Accounting Adjustments (Note 4)				Pro Forma Combined for Merger and Financing Adjustments
			Purchase Accounting Adjustments	Notes	Financing Accounting Adjustments	Notes
Assets
Current Assets
Cash and cash equivalents	$170.3	$139.0	$(150.0)	(4E)	$461.5	(4H)	$620.8
Restricted cash	—	6.0	—		—		6.0
Accounts receivable, net of allowance	70.5	133.0	—		—		203.5
Relocation receivables	—	244.0	—		—		244.0
Compass Concierge receivables, net of allowance	35.5	—	—		—		35.5
Other current assets	37.0	200.0	—		—		237.0
Total current assets	313.3	722.0	(150.0)		461.5		1,346.8
Property and equipment, net	119.4	242.0	(121.1)	(4C)	—		240.3
Operating lease right-of-use assets	377.4	304.0	—		—		681.4
Intangible assets, net	211.8	1,445.0	184.9	(4C)	—		1,841.7
Goodwill	479.4	2,499.0	554.4	(4A)	—		3,532.8
Other non-current assets	52.2	531.0	(7.7)	(4B) / (4G)	(3.0)	(4H)	572.5
Total assets	$1,553.5	$5,743.0	$460.5		$458.5		$8,215.5
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$15.3	$87.0	$—		$—		$102.3
Commissions payable	114.0	66.0	—		—		180.0
Accrued expenses and other current liabilities	133.1	536.0	56.0	(4D) / (4E)	(1.8)	(4I)	723.3
Current lease liabilities	99.8	95.0	—		—		194.8
Concierge credit facility	28.8	—	—		—		28.8
Securitization obligations	—	180.0	—		—		180.0
Current portion of long-term debt	—	451.0	(36.0)	(4B)	(415.0)	(4H)	—
Total current liabilities	391.0	1,415.0	20.0		(416.8)		1,409.2
Non-current lease liabilities	352.4	259.0	—		—		611.4
Other non-current liabilities	31.7	235.0	—		—		266.7
Long-term debt	—	2,125.0	25.0	(4B)	973.7	(4H)	3,123.7
Deferred income taxes	—	189.0	(169.2)	(4G)	—		19.8
Total liabilities	775.1	4,223.0	(124.2)		556.9		5,430.8
Stockholders' equity
Common Stock	—	1.0	(1.0)	(4F)	—		—
Additional paid-in capital	3,461.4	4,838.0	(2,799.0)	(4F)	(93.7)	(4H)	5,406.7
Accumulated deficit	(2,688.1)	(3,283.0)	3,344.7	(4F)	(4.7)	(4H)	(2,631.1)
Accumulated other comprehensive loss	—	(40.0)	40.0	(4F)	—		—
Total Compass, Inc. stockholders' equity	773.3	1,516.0	584.7		(98.4)		2,775.6
Non-controlling interest	5.1	4.0	—		—		9.1
Total stockholders' equity	778.4	1,520.0	584.7		(98.4)		2,784.7
Total liabilities and stockholders' equity	$1,553.5	$5,743.0	$460.5		$458.5		$8,215.5
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(1)The adjusted historical Anywhere amounts include certain adjustments related to the Company’s financial statement presentation. Refer to Note 3 – Accounting Policies and Anywhere Reclassifications, for further discussion and for the reconciliation to Anywhere’s historical consolidated balance sheet as of September 30, 2025.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2025
(In millions, except share and per share data)

	For the Nine Months Ended September 30, 2025
	Compass, Inc. (Adjusted Historical Note 2)(1)	Anywhere (Adjusted Historical Note 3)(2)	Transaction Accounting Adjustments (Note 5)				Pro Forma Combined for Merger and Financing Adjustments
			Purchase Accounting Adjustments	Notes	Financing Accounting Adjustments	Notes
Revenue	$5,270.0	$4,512.0	$—		$—		$9,782.0
Operating expenses:
Commissions and other related expense	4,301.1	2,923.0	—		—		7,224.1
Sales and marketing	283.2	294.0	—		—		577.2
Operations and support	317.4	776.0	—		—		1,093.4
Research and development	181.2	120.0	—		—		301.2
General and administrative	101.2	186.0	(10.9)	(5A)	—		276.3
Anywhere merger transaction and integration expenses	7.5	5.0	—		—		12.5
Restructuring costs	14.2	36.0	—		—		50.2
Depreciation and amortization	87.1	147.0	74.0	(5B)	—		308.1
Total operating expenses	5,292.9	4,487.0	63.1		—		9,843.0
(Loss) income from operations	(22.9)	25.0	(63.1)		—		(61.0)
Investment income, net	3.6	—	—		—		3.6
Interest expense	(7.2)	(119.0)	4.9	(5D)	24.8	(5F) / (5G)	(96.5)
Gain on the early extinguishment of debt	—	2.0	—		—		2.0
Other income, net	—	6.0	—		—		6.0
Loss before income taxes and equity in income of unconsolidated entities	(26.5)	(86.0)	(58.2)		24.8		(145.9)
Income tax benefit (provision)	2.8	15.0	(17.3)	(5E)	—		0.5
Equity in income of unconsolidated entities	5.5	8.0	—		—		13.5
Net loss	(18.2)	(63.0)	(75.5)		24.8		(131.9)
Net loss (income) attributable to non-controlling interests	0.3	(1.0)	—		—		(0.7)
Net loss attributable to Compass, Inc.	$(17.9)	$(64.0)	$(75.5)		$24.8		$(132.6)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.03)	$(0.57)					$(0.18)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	560,966,851	111,800,000					722,069,543
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(1)The adjusted historical Compass, Inc. amounts include certain acquisition adjustments related to the AWPH, LLC Acquisition. Refer to Note 2 – AWPH, LLC Acquisition Adjustments, for further discussion and for the reconciliation to the Company’s historical condensed consolidated statements of operations for the nine months ended September 30, 2025.
(2)The adjusted historical Anywhere amounts include certain adjustments related to the Company’s financial statement presentation. Refer to Note 3 – Accounting Policies and Anywhere Reclassifications, for further discussion and for the reconciliation to Anywhere’s historical consolidated statements of operations for the nine months ended September 30, 2025.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(In millions, except share and per share data)

	For the Year Ended December 31 2024
	Compass, Inc. (Adjusted Historical Note 2) (1)	Anywhere (Adjusted Historical Note 3)(2)	Transaction Accounting Adjustments (Note 5)				Pro Forma Combined for Merger and Financing Adjustments
			Purchase Accounting Adjustments	Notes	Financing Accounting Adjustments	Notes
Revenue	$6,143.3	$5,692.0	$—		$—		$11,835.3
Operating expenses:
Commissions and other related expense	5,007.8	3,649.0	—		—		8,656.8
Sales and marketing	401.0	410.0	—		—		811.0
Operations and support	389.7	972.0	—		—		1,361.7
Research and development	198.4	179.0	—		—		377.4
General and administrative	170.4	222.0	75.4	(5A) / (5C)	—		467.8
Anywhere merger transaction and integration expenses	—	—	150.0	(5C)	—		150.0
Restructuring costs	9.7	40.0	—		—		49.7
Depreciation and amortization	123.9	200.0	97.0	(5B)	—		420.9
Impairments	—	10.0	—		—		10.0
Other income, net	—	—	—		—		—
Total operating expenses	6,300.9	5,682.0	322.4		—		12,305.3
(Loss) income from operations	(157.6)	10.0	(322.4)		—		(470.0)
Investment income, net	5.4	—	—		—		5.4
Interest expense	(9.3)	(153.0)	7.5	(5D)	30.4	(5F) / (5G)	(124.4)
Gain (loss) on the early extinguishment of debt	—	7.0	(3.7)	(5D)	(4.7)	(5F)	(1.4)
Loss before income taxes and equity in income of unconsolidated entities	(161.5)	(136.0)	(318.6)		25.7		(590.4)
Income tax benefit	0.1	2.0	219.2	(5E)	—		221.3
Equity in income of unconsolidated entities	0.1	7.0	—		—		7.1
Net loss	(161.3)	(127.0)	(99.4)		25.7		(362.0)
Net loss (income) attributable to non-controlling interests	0.1	(1.0)	—		—		(0.9)
Net loss attributable to Compass, Inc.	$(161.2)	$(128.0)	$(99.4)		$25.7		$(362.9)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.30)	$(1.15)					$(0.52)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	540,207,466	111,100,000					701,310,158
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(1) The adjusted historical Compass Inc amounts include certain acquisition adjustments related to the AWPH, LLC Acquisition. Refer to Note 2 – AWPH, LLC Acquisition Adjustments, for further discussion and for the reconciliation to the Company’s historical consolidated statements of operations for the year ended December 31, 2024.
(2)The adjusted historical Anywhere amounts include certain adjustments related to the Company’s financial statement presentation. Refer to Note 3 – Accounting Policies and Anywhere Reclassifications, for further discussion and for the reconciliation to Anywhere’s historical consolidated statements of operations for the year ended December 31, 2024.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information. The historical information of the Company and Anywhere is presented in accordance with GAAP and rules of the Securities and Exchange Commission (the “SEC”).
The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with the business combination accounting guidance under ASC 805, with the Company as the accounting acquirer for the Merger. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at the transaction date fair value. Transaction costs associated with a business combination are expensed as incurred. The excess of consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Accordingly, the Merger Consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies, or cost savings that may result from the integration. The pro forma adjustments represent the Company’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.
In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of Anywhere, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The pro forma purchase price allocation relating to the Merger is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the valuations will not result in material changes to this purchase price allocation. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the amount of the total acquisition consideration allocated to goodwill and other assets and liabilities and may impact the unaudited pro forma condensed combined statements of operations due to adjustments in the depreciation and amortization expense of the adjusted assets.
In connection with the Merger, the Company considered the impact of the business combination and partially decreased its valuation allowance by $224.2 million related to certain U.S. deferred tax assets. The change in the Company’s valuation allowance is based on the Anywhere acquired deferred tax liability including increases due to fair market value adjustments. For more information regarding the income tax impact of the Merger refer to Note 4 - Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet.

Note 2. AWPH, LLC Acquisition
Basis of presentation
The unaudited pro forma condensed combined statements of operations gives effect to the acquisition of AWPH, LLC by the Company on January 13, 2025, as if it occurred on January 1, 2024. There is no pro forma adjustment to the combined balance sheet as of September 30, 2025, as AWPH, LLC’s historical figures are already reflected in the Company’s historical balance sheet, as of that date. The historical information of the Company and AWPH, LLC is presented in accordance with GAAP and rules of the SEC.
Acquisition Adjustments
The following unaudited pro forma condensed combined statement of operations gives effect to the accounting for the AWPH, LLC Acquisition and depicts the acquisition adjustments related to this transaction for the nine months ended September 30, 2025 and the year ended December 31, 2024.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2025
(In millions, except share and per share data)

	For the Nine Months Ended September 30, 2025	For the Period from January 1, 2025 to January 12, 2025			For the Nine Months Ended September 30, 2025
	Compass, Inc. (Historical)	AWPH, LLC (Historical) (1)	Acquisition Adjustments	Notes	Compass, Inc. (Adjusted Historical)
Revenue	$5,261.8	$8.2	$—		$5,270.0
Operating expenses:
Commissions and other related expense	4,295.2	5.9	—		4,301.1
Sales and marketing	281.9	1.3	—		283.2
Operations and support	317.1	0.3	—		317.4
Research and development	180.7	0.5	—		181.2
General and administrative	100.9	0.3	—		101.2
Anywhere merger transaction and integration expenses	7.5	—	—		7.5
Restructuring costs	14.2	—	—		14.2
Depreciation and amortization	85.8	0.8	0.5	(2a)	87.1
Total operating expenses	5,283.3	9.1	0.5		5,292.9
Loss from operations	(21.5)	(0.9)	(0.5)		(22.9)
Investment income, net	3.6	—	—		3.6
Interest expense	(7.1)	(1.7)	1.6	(2b)	(7.2)
Loss before income taxes and equity in income of unconsolidated entities	(25.0)	(2.6)	1.1		(26.5)
Income tax benefit (provision)	3.3	(0.5)	—		2.8
Equity in income of unconsolidated entities	5.5	—	—		5.5
Net loss	(16.2)	(3.1)	1.1		(18.2)
Net loss attributable to non-controlling interests	0.3	—	—		0.3
Net loss attributable to Compass, Inc.	$(15.9)	$(3.1)	$1.1		$(17.9)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.03)				$(0.03)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted (2)	558,840,800				560,966,851
__________________
(1) The historical AWPH, LLC amounts exclude the impact of the divestiture of SGI Acquisition Holdings, Inc., a subsidiary of AWPH, LLC, which is assumed to have occurred prior to the completion of the AWPH, LLC Acquisition. Additionally, details regarding the reclassification adjustments between the AWPH, LLC pre-acquisition presentation and the Company’s presentation are not provided as the impact of the reclassification on the pro forma financial information is not expected to be material.
(2)The Company’s adjusted historical weighted-average shares used in computing net loss per share attributable to the pro forma combined company is comprised of the Company’s historical weighted-average shares outstanding of 558,840,800 and an additional 2,126,051 shares of Company class A common stock related to the AWPH, LLC Acquisition. The 2.1 million incremental shares primarily reflect the assumption that the 38.5 million minimum shares to be issued in connection with the acquisition of AWPH, LLC were outstanding for the full nine-month period rather than beginning on the January 13, 2025 acquisition date. Of the 38.5 million minimum shares related to the acquisition of AWPH, LLC, as disclosed in the Company’s Form 10-Q dated November 5, 2025, the Company issued 28.4 million during the three months ended September 30, 2025, and 10.1 million was expected to be issued in January 2026 based on the Company’s share price as of September 30, 2025. In January 2026, the final number of shares to be issued was determined to be 10.5 million.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(In millions, except share and per share data)

	For the year ended December 31 2024
	Compass, Inc. (Historical)	AWPH, LLC (Adjusted)(1)	Acquisition Adjustments	Notes	Compass, Inc. (Adjusted Historical)
Revenue	$5,629.1	$514.2	$—		$6,143.3
Operating expenses:
Commissions and other related expense	4,634.6	373.2	—		5,007.8
Sales and marketing	368.7	32.2	0.1	(2c)	401.0
Operations and support	334.5	53.9	1.3	(2c)	389.7
Research and development	188.8	9.4	0.2	(2c)	198.4
General and administrative	165.2	4.9	0.3	(2c)	170.4
Restructuring costs	9.7	—	—		9.7
Depreciation and amortization	82.4	7.2	34.3	(2a)	123.9
Total operating expenses	5,783.9	480.8	36.2		6,300.9
(Loss) income from operations	(154.8)	33.4	(36.2)		(157.6)
Investment income, net	6.8	2.6	(4.0)	(2d)	5.4
Interest expense	(6.4)	(17.2)	14.3	(2b)	(9.3)
(Loss) income before income taxes and equity in (loss) income of unconsolidated entities	(154.4)	18.8	(25.9)		(161.5)
Income tax benefit (provision)	0.5	(0.4)	—		0.1
Equity in (loss) income of unconsolidated entities	(0.6)	0.7	—		0.1
Net (loss) income	(154.5)	19.1	(25.9)		(161.3)
Net loss attributable to non-controlling interests	0.1	—	—		0.1
Net (loss) income attributable to Compass, Inc.	$(154.4)	$19.1	$(25.9)		$(161.2)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.31)				$(0.30)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted (2)	501,514,681				540,207,466
__________________
(1) The adjusted AWPH, LLC amounts include certain adjustments that are detailed in the AWPH, LLC Acquisition Accounting Policies and Reclassification Adjustments section below.
(2)The Company’s adjusted historical weighted-average shares used in computing net loss per share attributable to the pro forma combined company is comprised of the Company’s historical weighted-average shares outstanding of 501,514,681 and an additional 38,692,785 shares of Company Class A common stock related to the AWPH, LLC acquisition. Of the 38.7 million incremental shares, 38.5 million represents the minimum purchase consideration for the acquisition and 0.2 million represents incremental shares to be issued for Company RSU Awards granted to AWPH, LLC employees. As disclosed in the Company’s Form 10-Q dated November 5, 2025, the Company issued 28.4 million of the 38.5 million minimum purchase consideration shares during the three months ended September 30, 2025, and 10.1 million additional shares was expected to be issued in January 2026 based on the Company’s share price as of September 30, 2025. In January 2026, the final number of shares to be issued was determined to be 10.5 million.

2a.Reflects incremental amortization expense recognized related to finite-lived intangible assets acquired in connection with the AWPH, LLC Acquisition. Amounts are presented in millions (except useful lives):

	Useful Life (Years)	Fair Value	Amortization Expense for the Nine Months Ended September 30, 2025	Amortization Expense for the Year Ended December 31, 2024
Trademarks	2-6	$20.3	$0.2	$6.4
Acquired technology	2	29.2	0.4	14.6
Agent networks	7	72.3	0.3	10.3
Affiliate network	6	42.3	0.3	7.1
Total identifiable intangible assets		$164.1	$1.2	38.4
Less: Historical amortization expense			(0.7)	(4.1)
Pro forma adjustment for incremental amortization expense			$0.5	$34.3
2b.Reflects the removal of interest expense on AWPH, LLC’s historical debt, which was settled as part of the AWPH, LLC Acquisition, together with the addition of interest expense arising from the Company’s $50.0 million borrowing under the Company’s revolving credit facility. For the pro forma condensed combined statement of operations for the year ended December 31, 2024, the presentation assumes that the $50.0 million balance remained outstanding throughout the entire period. The nine months ended September 30, 2025, includes an adjustment related to the interest expense for the twelve day period from January 1, 2025 through January 12, 2025, as the historical results already include the interest expense associated with this borrowing from January 13, 2025 on. Amounts are presented in millions:

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Interest expense for the Company's revolving credit facility	$(0.1)	(2.9)
Elimination of interest associated with AWPH, LLC’s debt	1.7	$17.2
Total Acquisition Adjustments	$1.6	$14.3
2c.Reflects the expense impact of Company RSU Awards issued to employees of AWPH, LLC for services to be provided subsequent to the AWPH, LLC Acquisition. Expense amounts were attributed to the sales and marketing, operations and support, research and development, and general and administrative line items to align the presentation of activity with the Company’s methodology for presenting similar expenses within the statements of operations.
2d.Reflects the reduction of the Company’s investment income due to less cash available for investment in cash equivalents and money market funds as a result of the cash payments related to the AWPH, LLC Acquisition.

AWPH, LLC Acquisition Accounting Policies and Reclassification Adjustments
The following depicts certain reclassification adjustments to AWPH, LLC’s historical statement of operations presentation to conform to the Company’s financial statement presentation:
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(In millions)

Compass, Inc.	AWPH, LLC	AWPH, LLC	Divestiture of Subsidiary (Note 2e)	Reclassification Adjustments (Note 2f)	AWPH, LLC (Adjusted)
Revenue	Revenue	$—	$—	$514.2	$514.2
	Commission income	566.0	(124.9)	(441.1)	—
	Title agency revenues	23.2	—	(23.2)	—
	Other revenues	48.2	(4.4)	(43.8)	—
	Total revenue	637.4	(129.3)	6.1	514.2
Operating expenses:
Commissions and other related expense	Commission and other related expense	479.0	(111.0)	5.2	373.2
Sales and marketing		—	—	32.2	32.2
Operations and support		—	—	53.9	53.9
Research and development		—	—	9.4	9.4
General and administrative		—	—	4.9	4.9
Merger transaction expenses		—	—	—	—
Restructuring costs		—	—	—	—
Depreciation and amortization		—	—	7.2	7.2
	Wages and benefits	62.1	(7.2)	(54.9)	—
	Depreciation	4.9	(0.4)	(4.5)	—
	Amortization of intangible assets	3.8	(1.1)	(2.7)	—
	Advertising and marketing	9.4	(0.6)	(8.8)	—
	Rent and occupancy	13.2	(3.7)	(9.5)	—
	Recruiting and retention	10.3	(1.4)	(8.9)	—
	Office expenses and supplies	4.4	(1.2)	(3.2)	—
	Professional fees	3.0	(0.9)	(2.1)	—
	Computer related	4.7	(0.8)	(3.9)	—
	Title agency direct cost	1.2	—	(1.2)	—
	Management fee	0.9	—	(0.9)	—
	Other operating expenses	8.0	(0.9)	(7.1)	—
Total operating expenses		604.9	(129.2)	5.1	480.8
Income from operations		32.5	(0.1)	1.0	33.4
Investment income, net		—	—	2.6	2.6
Interest income	Interest income	2.6	—	(2.6)	—
Interest expense	Interest expense	(17.2)	—	—	(17.2)
Other income	Other income	1.3	(0.3)	(1.0)	—
Income (loss) before income taxes and equity in income of unconsolidated entities		19.2	(0.4)	—	18.8
Income tax provision	Income tax expense	(0.4)	—	—	(0.4)
Equity in income of unconsolidated entities	Income from unconsolidated entities	0.7	—	—	0.7
Net income (loss)		19.5	(0.4)	—	19.1
Net income attributable to non-controlling interests		—	—	—	—
Net income (loss) attributable to Compass, Inc.		$19.5	$(0.4)	$—	$19.1

2e.Adjustments have been made to the unaudited pro forma condensed combined financial information to reflect the divestiture of SGI Acquisition Holdings, Inc., prior to the completion of the AWPH, LLC Acquisition.
2f.Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to conform AWPH, LLC’s historical statement of operations to the Company’s financial statement presentation. There were no material adjustments required to conform the accounting policies of AWPH, LLC to the Company. The following are material reclassification adjustments which were made to align the presentation of AWPH, LLC to the Company:
1.Reclassified commission income, title agency revenue, and other revenues to revenue to align with the Company’s presentation.
2.Reclassified amounts from various line items to align with the Company’s presentation of operating expenses as follows (in millions):

	For the Year Ended December 31, 2024
	Commission and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative	Depreciation and amortization	Total
Revenue	6.1	—	—	—	—	—	6.1
Commission and other agent-related costs	(3.2)	—	—	3.2	—	—	—
Wages and benefits	—	6.9	40.9	4.1	3.0	—	54.9
Depreciation	—	—	—	—	—	4.5	4.5
Amortization of intangible assets	—	—	—	—	—	2.7	2.7
Advertising and marketing	—	7.6	1.2	—	—	—	8.8
Rent and occupancy	—	9.5	—	—	—	—	9.5
Recruiting and retention	—	6.9	2.0	—	—	—	8.9
Office expenses and supplies	—	1.2	2.0	—	—	—	3.2
Professional fees	—	0.1	1.6	0.1	0.3	—	2.1
Computer related	—	—	—	3.9	—	—	3.9
Title agency direct cost	—	—	1.2	—	—	—	1.2
Management fee	—	—	—	—	0.9	—	0.9
Other operating expenses	2.3	—	4.1	—	0.7	—	7.1
Other income	—	—	0.9	(1.9)	—	—	(1.0)
Total Reclassification Adjustments	$5.2	$32.2	$53.9	$9.4	$4.9	$7.2	$112.8
3.Reclassified interest income to investment income, net to align with the Company’s presentation.

Note 3. Accounting Policies and Anywhere Reclassifications
During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary review of Anywhere’s financial information to identify differences in accounting policies and financial statement presentation as compared to those of the Company. At the time of preparing the unaudited pro forma condensed combined financial information, other than the reclassification adjustments described herein for consistency in the financial statement presentation, the Company is not aware of any other material differences in classification or significant accounting policies. However, the Company will continue to perform its detailed review of Anywhere’s accounting policies. Upon completion of that review, differences may be identified between the accounting policies of the Company and Anywhere that when conformed could have a material impact on the unaudited pro forma condensed combined financial information.
The following depicts certain reclassification adjustments to Anywhere’s historical balance sheet presentation to conform to the Company’s financial statement presentation:

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025
(In millions)

Compass, Inc.	Anywhere	Anywhere (Historical)	Reclassification Adjustments	Notes	Anywhere (Adjusted Historical)
Assets
Current assets
Cash and cash equivalents	Cash and cash equivalents	$139.0	$—		$139.0
	Restricted cash	6.0	—		6.0
Accounts receivable, net of allowance	Trade receivables, net of allowance for doubtful accounts	133.0	—		133.0
	Relocation receivables	244.0	—		244.0
Compass Concierge receivables		—	—		—
Other current assets	Other current assets	200.0	—		200.0
Total current assets	Total current assets	722.0	—		722.0
Property and equipment, net	Property and equipment, net	242.0	—		242.0
Operating lease right-of-use assets	Operating lease assets, net	304.0	—		304.0
	Trademarks	584.0	(584.0)	(3a)	—
	Franchise agreements, net	771.0	(771.0)	(3a)	—
Intangible assets, net	Other intangibles, net	90.0	1,355.0	(3a)	1,445.0
Goodwill	Goodwill	2,499.0	—		2,499.0
Other non-current assets	Other non-current assets	531.0	—		531.0
Total assets	Total assets	$5,743.0	$—		$5,743.0
Liabilities and Stockholders' equity
Current liabilities
Accounts payable	Accounts payable	$114.0	$(27.0)	(3b)	$87.0
Commissions payable		—	66.0	(3b)	66.0
Accrued expenses and other current liabilities	Accrued expenses and other current liabilities	575.0	(39.0)	(3b)	536.0
Current lease liabilities	Current portion of operating lease liabilities	95.0	—		95.0
Concierge credit facility		—	—		—
	Securitization obligations	180.0	—		180.0
	Current portion of long-term debt	451.0	—		451.0
Total current liabilities	Total current liabilities	1,415.0	—		1,415.0
Non-current lease liabilities	Long-term operating lease liabilities	259.0	—		259.0
Other non-current liabilities	Other non-current liabilities	235.0	—		235.0
	Long-term debt	2,125.0	—		2,125.0
	Deferred income taxes	189.0	—		189.0
Total liabilities	Total liabilities	4,223.0	—		4,223.0
Stockholders' equity	Equity:
Common stock	Common stock	1.0	—		1.0
Additional paid-in capital	Additional paid-in capital	4,838.0	—		4,838.0
Accumulated deficit	Accumulated deficit	(3,283.0)	—		(3,283.0)
	Accumulated other comprehensive loss	(40.0)	—		(40.0)
Total Compass, Inc. stockholders' equity	Total stockholders' equity	1,516.0	—		1,516.0
Non-controlling interest	Noncontrolling interests	4.0	—		4.0
Total stockholders' equity	Total equity	1,520.0	—		1,520.0
Total liabilities and stockholders' equity	Total liabilities and equity	$5,743.0	$—		$5,743.0
3a.Reclassification of “Trademarks” and “Franchise agreements, net” to “Intangible assets, net” to align with the Company’s presentation of similar assets.

3b.Reclassification of commissions payable within “Accrued expenses and other current liabilities” and “Accounts payable” to “Commissions payable” to align with the Company’s presentation of commissions payable to its agents.
The following depicts certain reclassification adjustments to Anywhere’s historical statement of operations presentation to conform to the Company’s financial statement presentation:
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Month Ended September 30, 2025
(In millions)

Compass, Inc.	Anywhere	Anywhere (Historical)	Reclassification Adjustments	Notes	Anywhere (Adjusted Historical)
Revenue	Gross commission income	$3,680.0	$832.0	(3c)	$4,512.0
	Service revenue	457.0	(457.0)	(3c)	—
	Franchise fees	278.0	(278.0)	(3c)	—
	Other	97.0	(97.0)	(3c)	—
	Net revenues	4,512.0	—		4,512.0
Operating expenses:
Commissions and other related expense	Commission and other agent-related costs	2,969.0	(46.0)	(3d)	2,923.0
Sales and marketing	Marketing	143.0	151.0	(3d) / (3e)	294.0
Operations and support	Operating	886.0	(110.0)	(3e) / (3f)	776.0
Research and development		—	120.0	(3f) / (3g)	120.0
General and administrative	General and administrative	303.0	(117.0)	(3g) / (3h)	186.0
Anywhere merger transaction and integration expenses		—	5.0	(3i)	5.0
Restructuring costs	Restructuring and merger-related costs, net	38.0	(2.0)	(3i) / (3k)	36.0
Depreciation and amortization	Depreciation and amortization	143.0	4.0	(3j)	147.0
	Former parent legacy (benefit) cost, net	(2.0)	2.0	(3h)	—
	Impairments	7.0	(7.0)	(3j) / (3k)	—
	Gain on the early extinguishment of debt	(2.0)	2.0	(3l)	—
	Other income, net	(6.0)	6.0	(3l)	—
Total operating expenses	Total expenses	4,479.0	8.0		4,487.0
Income from operations		33.0	(8.0)		25.0
Interest expense	Interest expense, net	(119.0)	—		(119.0)
Gain on the early extinguishment of debt		—	2.0	(3l)	2.0
Other income, net		—	6.0	(3l)	6.0
Loss before income taxes and equity in income of unconsolidated entities	Loss before income taxes, equity in earnings and noncontrolling interests	(86.0)	—		(86.0)
Income tax benefit	Income tax benefit	15.0	—		15.0
Equity in income of unconsolidated entities	Equity in earnings of unconsolidated entities	8.0	—		8.0
Net loss	Net loss	(63.0)	—		(63.0)
Net income attributable to non-controlling interests	Less: Net income attributable to noncontrolling interests	(1.0)	—		(1.0)
Net loss attributable to Compass, Inc.	Net loss attributable to Anywhere and Anywhere Group	$(64.0)	$—		$(64.0)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(In millions)

Compass, Inc.	Anywhere	Anywhere (Historical)	Reclassification Adjustments	Notes	Anywhere (Adjusted Historical)
Revenue	Gross commission income	$4,629.0	$1,063.0	(3c)	$5,692.0
	Service revenue	574.0	(574.0)	(3c)	—
	Franchise fees	356.0	(356.0)	(3c)	—
	Other	133.0	(133.0)	(3c)	—
	Net revenues	5,692.0	—		5,692.0
Operating expenses:					—
Commissions and other related expense	Commission and other agent-related costs	3,718.0	(69.0)	(3d)	3,649.0
Sales and marketing	Marketing	195.0	215.0	(3d) / (3e)	410.0
Operations and support	Operating	1,125.0	(153.0)	(3e) / (3f)	972.0
Research and development		—	179.0	(3f) / (3g)	179.0
General and administrative	General and administrative	392.0	(170.0)	(3g) / (3h)	222.0
Anywhere merger transaction and integration expenses		—	—		—
Restructuring costs	Restructuring costs, net	32.0	8.0	(3k)	40.0
Depreciation and amortization	Depreciation and amortization	198.0	2.0	(3j)	200.0
	Former parent legacy cost (benefit), net	2.0	(2.0)	(3h)	—
	Impairments	20.0	(10.0)	(3j) / (3k)	10.0
	Gain on the early extinguishment of debt	(7.0)	7.0	(3l)	—
Total operating expenses	Total expenses	5,675.0	7.0		5,682.0
Income from operations		17.0	(7.0)		10.0
Interest expense	Interest expense, net	(153.0)	—		(153.0)
Gain on the early extinguishment of debt		—	7.0	(3l)	7.0
Loss before income taxes and equity in income of unconsolidated entities	Loss before income taxes, equity in earnings and noncontrolling interests	(136.0)	—		(136.0)
Income tax benefit	Income tax benefit	2.0	—		2.0
Equity in income of unconsolidated entities	Equity in earnings of unconsolidated entities	7.0	—		7.0
Net loss	Net loss	(127.0)	—		(127.0)
Net income attributable to non-controlling interests	Less: Net income attributable to noncontrolling interests	(1.0)	—		(1.0)
Net loss attributable to Compass, Inc.	Net loss attributable to Anywhere and Anywhere Group	$(128.0)	$—		$(128.0)
3c.Reclassification of “Service revenue”, “Franchise fees” and “Other” to “Revenue” to align with the Company’s presentation.
3d.Reclassification of $46.0 million and $69.0 million of agent incentive related expenses for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from “Commission and other agent-related expenses” to “Sales and marketing” in order to align with the Company’s presentation.
3e.Reclassification of $105.0 million and $145.0 million of occupancy costs pertaining to Anywhere’s owned-brokerage sales offices for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from “Operating” to “Sales & marketing” to align with the Company’s presentation.
3f.Reclassification of $5.0 million and $8.0 million of certain product support costs for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from “Operating” to “Research and development” to align with the Company’s presentation.

3g.Reclassification of $115.0 million and $171.0 million of technology & data costs, including personnel costs related to Anywhere’s technology employees, for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from “General and administrative” to “Research and development” to align with the Company’s presentation.
3h.Reclassification of “Former parent legacy cost (benefit), net” to “General and administrative” as amount was deemed immaterial for separate presentation.
3i.Reclassification of transaction expenses incurred by Anywhere in connection with the Merger from “Restructuring and merger-related costs, net” to “Anywhere merger transaction and integration expenses” to align with the Company’s presentation.
3j.Reclassification of $4.0 million and $2.0 million of impairments related to property and equipment for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from “Impairments” to “Depreciation and Amortization” to align with the Company’s presentation.
3k.Reclassification of $3.0 million and $8.0 million of right-of-use asset impairments related to subleased office spaces for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from “Impairments” to “Restructuring costs” to align with the Company’s presentation.
3l.Reclassification of “Gain on the early extinguishment of debt” and “Other income, net” to align with the Company’s presentation.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
Purchase Accounting Adjustments
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2025, are detailed below:
The accounting for the Merger is based on currently available information as of the date of this filing and is considered preliminary. The final accounting for the Merger may differ materially from that presented in this unaudited pro forma condensed combined financial information. The estimated fair value of consideration is based on the closing of the Company’s common stock price per share as of January 8, 2026.
Refer to the following table for the preliminary estimated fair value of consideration transferred to acquire Anywhere (in millions, except share count and per share data):

September 30, 2025
Anywhere shares outstanding (1)	112,023,820
Exchange ratio - per share	1.436
Compass, Inc. shares issued	160,866,206
Compass, Inc. stock price - per share (2)	$12.26
Equity portion of consideration	$1,972.2
Add: Pre-combination value of replaced equity awards (3)	66.8
Add: Repayment of certain Anywhere debt (4)	416.8
Fair value of consideration transferred	$2,455.8
__________________
(1)Anywhere’s common stock outstanding plus vested Anywhere’s equity awards.
(2)The Company common stock price per share as of January 8, 2026.
(3)This reflects the fair value of unvested Anywhere PSUs at target, unvested Anywhere RSUs, unvested Anywhere DSUs and unvested Anywhere Option Awards that were replaced with similar Company stock awards allocated to the pre-acquisition period.

(4)Reflects the balance of Anywhere’s revolving credit facility of $415.0 million and accrued interest of $1.8 million as of September 30, 2025. Upon the closing of the Merger, the balance of Anywhere’s revolving credit facility and the related accrued interest outstanding at that time was repaid in full.

Preliminary Purchase Price Allocation
The determination of the fair value of the identifiable assets of Anywhere and the allocation of the estimated Merger Consideration to these identifiable assets and liabilities is preliminary and is pending finalization of various estimates, inputs and analyses. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final Merger Consideration allocation may be materially different than that reflected in the preliminary estimated Merger Consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the allocation of total Merger Consideration to goodwill and other assets and liabilities and may impact the combined company statement of operations due to adjustments in the depreciation and amortization of the adjusted assets. Unless otherwise noted, the Company has estimated that the carrying value of the Anywhere assets acquired and liabilities assumed approximates the fair value. Amounts presented are in millions:

	Fair value	Notes
Cash and cash equivalents	$139.0
Restricted cash	6.0
Accounts receivable, net of allowance for doubtful accounts	133.0
Relocation receivables	244.0
Other current assets	200.0
Property and equipment, net	120.9	(4C)
Operating lease right-of-use assets	304.0
Intangible assets, net	1,629.9	(4C)
Other non-current assets	527.3	(4B)
Total assets	$3,304.1
Accounts payable	87.0
Commissions payable	66.0
Accrued expenses and other current liabilities	577.7	(4D) / (4I)
Current lease liabilities	95.0
Securitization obligations	180.0
Non-current lease liabilities	259.0
Other non-current liabilities	235.0
Long-term debt	2,150.0	(4B)
Deferred income taxes	248.0	(4G)
Total liabilities assumed	$3,897.7
Non-controlling interest	4.0
Fair value of identifiable net assets	$(597.6)
Goodwill	$3,053.4
(A)Goodwill represents the excess of the preliminary estimated Merger Consideration over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairment annually, or more frequently if facts and circumstances warrant review. Goodwill is attributable to the assembled workforce of Anywhere, planned growth in new markets, and synergies expected to be achieved from the combined operations of the Company and Anywhere. Goodwill recognized in the Merger is not expected to be deductible for tax purposes.
The adjustment to goodwill as of September 30, 2025 is summarized as follows (in millions):

September 30, 2025
Fair value of consideration transferred (a)	$2,455.8
Fair value of identifiable net assets acquired (b)	(597.6)
Goodwill acquired (a) – (b)	3,053.4
Elimination of historical goodwill	(2,499.0)
Pro forma adjustment	$554.4
(B)Reflects the preliminary estimated fair value adjustment to long-term debt assumed and not extinguished at the closing of the Merger. The fair value of debt is primarily determined by quoted market values and is subject to change. The table below reflects the estimated adjustments (in millions):

	Carrying value as of September 30, 2025	Step-up (down) value	Fair value
9.75% Senior Secured Second Lien Notes	$491.0	$53.0	$544.0
7.00% Senior Secured Second Lien Notes	631.0	19.0	650.0
5.75% Senior Notes	559.0	(24.0)	535.0
5.25% Senior Notes	444.0	(23.0)	421.0
Total	$2,125.0	$25.0	$2,150.0
Additionally, the current portion of long-term debt includes a $36.0 million adjustment for the extinguishment of Anywhere’s 0.25% Exchangeable Senior Notes, which are depicted as no longer outstanding as of the time of Merger since the remaining balance was only $2.0 million, which is immaterial. The adjustment also includes the removal of $3.7 million of unamortized deferred financing costs pertaining to the revolver credit facility from other non-current assets as those are required to be written off in accordance with GAAP.
(C)Reflects the adjustment to eliminate the historical intangible assets of Anywhere and record the preliminary estimated fair value of the potential intangible assets acquired following the close of the Merger. Additionally, the adjustment reflects the removal of $121.1 million from property and equipment, net, which represents the carrying value of capitalized software, as the value of capitalized software is reflected in the technology intangible asset recognized. These estimates were determined using publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The fair value of intangible assets is expected to change as the Company’s finalizes various estimates, inputs and analyses.

Fair Value of Intangible Assets (in millions):

Amount
Potential intangibles:
Trademarks	$684.2
Customer-related intangibles	422.5
Other intangibles, net (1)	261.6
Technology	261.6
Value of potential intangibles (a)	$1,629.9

Historical intangible assets, net:
Trademarks	$584.0
Franchise agreements, net	771.0
Other intangibles, net	90.0
Carrying value as of September 30, 2025 (b)	$1,445.0

Pro forma adjustment (a) - (b)	$184.9
___________________
(1) Includes potential additional intangible assets such as franchise agreements, licensing agreements, restrictive covenants and title plant shares.
(D)Reflects the preliminary estimate of $43.5 million for certain cash-settled Anywhere RSU Awards, Anywhere Performance-Vesting Cash Awards, and Anywhere Time-Vesting Cash Awards recorded as liabilities assumed at the closing of the Merger.
(E)Reflects estimated one-time non-recurring transaction-related costs of approximately $150.0 million incurred prior to, or concurrent with, the closing of the Merger including investment banking fees, legal fees, consulting fees, and other transaction costs to be incurred by the Company. Additionally, this includes the pro forma adjustment to record $12.5 million of retention expenses that were payable at the close of the Merger and classified within accrued expenses and other current liabilities, as required under the Merger Agreement.
(F)Reflects the elimination of Anywhere’s historical equity in addition to other purchase accounting related adjustments as noted below.
Adjustments to additional paid-in capital were summarized as follows (in millions):

September 30, 2025
Value of equity consideration transferred (Note 4)	$2,039.0
Elimination of historical equity	(4,838.0)
Pro forma adjustment	$(2,799.0)

Adjustments to accumulated deficit were summarized as follows (in millions):

September 30, 2025
Elimination of historical equity	$3,283.0
Partial release of the Company's valuation allowance (Note 4G)	224.2
Non-recurring transaction-related costs (Note 4E)	(150.0)
Retention expense (Note 4E)	(12.5)
Pro forma adjustment	$3,344.7
(G)Represents a total $169.2 million decrease to deferred income taxes.
The adjustment first includes $59.0 million of purchase accounting increases to deferred tax liabilities driven by the pro forma fair value adjustments to Anywhere’s acquired assets and liabilities, including the reset of its historical tax-deductible goodwill. The table below shows the preliminary purchase price allocation for deferred income taxes, with amounts presented (in millions).

September 30, 2025
Historical deferred income taxes - Anywhere	$189.0
Deferred tax liability purchase price allocation adjustment	59.0
Preliminary purchase price allocation - deferred income taxes	$248.0
The adjustment also includes the Company’s reclassification of $4.0 million of deferred tax assets from other non-current assets to deferred income taxes to reflect jurisdictional netting requirements of the combined company. In addition, the acquired deferred tax liability comprising of significant book basis in intangible assets in excess of tax basis, including increases from the fair value adjustments noted above results in a $224.2 million partial reduction of the Company’s valuation allowance on certain U.S. deferred tax assets, which offsets the increases described above. The Company anticipates the acquired deferred tax liability is a source of future taxable income of the combined business for purposes of assessing realizability of the Company’s deferred tax assets. The Company believes the estimates are provisional in nature as adjustments to our deferred taxes could change based on further refinement to the estimates of the fair values of acquired assets and liabilities, changes in judgment regarding realizability of assets as a result of the combination and other assumptions that will need to be finalized in conjunction with the consummation of the Merger. These changes in estimates could be material.
Financing Accounting Adjustments
(H)Represents the pro forma adjustment to record the proceeds of $1,000.0 million related to the issuance of the Notes used to refinance certain existing indebtedness of Anywhere and its subsidiaries, payment of fees, costs and expenses related to the Merger, and to fund the net costs of entering into the Capped Call Transactions. The proceeds are shown net of debt issuance costs of $26.3 million, including $2.8 million paid through the issuance of 236,486 shares of common stock. The adjustment reflects (i) the removal of $3.0 million of unamortized deferred financing costs from other non-current assets and (ii) payment of $1.7 million in termination costs in connection with the terminated bridge loan commitment on the Closing Date, with a corresponding charge to accumulated deficit, as such costs are required to be expensed in accordance with GAAP. The proceeds from the issuance of the Notes were used for cash payment of $416.8 million, comprised of $415.0 million for the settlement of Anywhere’s revolving credit facility and $1.8 million related to accrued interest expense, which was settled at the closing of the Merger due to a change in control provision. Additionally, the proceeds were used for cash payment of $96.5 million for the Capped Call Transactions entered into in connection with the pricing of the Notes, which is classified as equity and recorded in additional paid-in capital. The Notes obligation is classified as long‑term debt, reflecting its multi‑year maturity as a convertible senior note. The Company does not anticipate any refinancing prior to maturity, as the convertible senior note represents the intended long‑term financing structure.

The following table summarizes the cash impacts from the issuance of the Notes, including all related inflows and outflows (in millions):

Amount
Proceeds from Notes	$1,000.0
Debt issuance costs paid upon funding of Notes	(23.5)
Payment for bridge loan termination expenses	(1.7)
Payment for Capped Call Transactions	(96.5)
Repayment of Anywhere's revolving credit facility and related accrued interest	(416.8)
Pro forma adjustment	$461.5
The following table reflects the incremental adjustment required for the long-term debt related to the Notes and the related debt issuance costs, as well as the repayment of the Anywhere’s revolving credit facility. Amounts presented are in millions:

Amount
Proceeds from Notes	$1,000.0
Debt issuance cost incurred related to Notes	(26.3)
Pro forma adjustment	$973.7
Adjustments to additional paid-in capital were summarized as follows (in millions):

Amount
Payment for Capped Call Transactions	$(96.5)
Debt issuance cost paid in common stock	2.8
Pro forma adjustment	$(93.7)
Adjustments to accumulated deficit were summarized as follows (in millions):

Amount
Payment for bridge loan termination expenses	$(1.7)
Unamortized deferred financing costs expensed in connection with bridge loan termination	(3.0)
Payment for bridge loan termination expenses	$(4.7)
(I)Reflects the elimination of $1.8 million of accrued interest expense on Anywhere’s revolving credit facility.

Note 5. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are as follows:
Purchase Accounting Adjustments
(A)Represents the adjustment to Anywhere’s historical incentive-based compensation expense to record the incremental expense related to the Anywhere equity and cash awards that were converted into similar

Company incentive-based awards at the close of the Merger and are considered post-combination expense. Amounts presented are in millions:

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Post-combination incentive-based compensation expense	$44.1	$86.4
Less: Historical incentive-based compensation expense	(55.0)	(36.0)
Pro forma adjustment	$(10.9)	$50.4
(B)Reflects adjustment to amortization expense, on a straight-line basis based on the preliminary fair value of intangible assets and the related useful life, which is partially offset by the reversal of depreciation expense related to capitalized software which was removed as a result of the recognition of the below technology intangible asset. Amounts are presented in millions (except useful lives):

	Useful Life (Years)	Fair Value	Amortization expense for the Nine Months Ended September 30, 2025	Amortization expense for the Year Ended December 31, 2024
Trademarks	Indefinite life	$684.2	$—	$—
Customer-related intangibles	7	422.5	45.3	60.4
Other intangibles, net	5	261.6	39.2	52.3
Technology	3	261.6	65.4	87.2
Total identifiable intangible assets		$1,629.9	149.9	199.9
Less: Historical amortization expense of intangible assets			(67.0)	(89.0)
Pro forma adjustment for incremental amortization expense			$82.9	$110.9
Less: Reversal of depreciation expense for capitalized software			(8.9)	(13.9)
Pro forma adjustment for depreciation and amortization expense			$74.0	$97.0
(C)Reflects estimated non-recurring transaction-related expenses of $150.0 million incurred by the Company, including investment banking fees, legal fees, accounting and regulatory fees directly associated with the Merger. These non-recurring expenses are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the Closing Date. Additionally, this reflects the pro forma adjustment to record $25.0 million of retention expenses for the year ended December 31, 2024, as stipulated in the Merger Agreement.
(D)Reflects adjustments to interest expense of $4.9 million and $7.5 million for the nine months ended September 30, 2025 and the year ended December 31, 2024. This adjustment is comprised of (i) accretion from the step-up in the preliminary fair value of the Anywhere notes assumed and not extinguished, which reduced interest expense by $3.1 million for the nine months ended September 30, 2025 and $4.2 million for the year ended December 31, 2024 and (ii) the reversal of interest expense and amortization of debt issuance costs on Anywhere’s 0.25% Exchangeable Senior Notes, which reduced interest expense by $1.8 million and $3.3 million for the same periods.
Additionally, a $3.7 million loss on the early extinguishment of debt is reflected for the assumed repayment of Anywhere’s revolving credit facility on January 1, 2024 for the year ended December 31, 2024.
(E)Reflects estimated income tax expense of $17.3 million and an income tax benefit of $219.2 million related to the transaction accounting adjustments for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively. As Company and Anywhere combined group, historical book losses and transaction accounting adjustments related to Anywhere are not expected to generate combined U.S. federal and state taxable income as a result of the Company’s significant net operating loss carryforwards. Consequently, a tax proforma adjustment is reflected to reverse the Anywhere historical tax benefit. However, in connection with the Merger, for the year ended December 31, 2024, the Company partially decreased its valuation allowance by $224.2 million related to certain U.S. deferred tax assets. The change in the Company’s valuation allowance is solely based on the Anywhere acquired deferred tax liability including increases due to fair market value adjustments. The nine months ended September 30, 2025 period also reflected Anywhere historical book losses and transaction accounting adjustments that are not expected to generate U.S. federal and state taxable income on a combined group basis. Consistent with the treatment for the year ended December 31, 2024, a tax proforma adjustment is reflected to reverse the Anywhere historical tax benefit for the nine months ended September 30, 2025.
Financing Accounting Adjustments
(F)Reflects the issuance of the Notes and related adjustments to record interest expense and amortization of the associated debt issuance costs. The effective interest rate on the Notes is 0.77%. Additionally, a $4.7 million loss on the early extinguishment of debt is reflected for the Company’s assumed termination of the bridge loan commitment on January 1, 2024 for the year ended December 31, 2024.
The following adjustments have been recorded to interest expense (in millions):

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Estimated interest expense on the Notes	$1.9	$2.5
Amortization of debt issuance costs associated on the Notes	3.9	5.3
Elimination of interest expense and amortization of debt issuance costs related to debt paid at close (Note 5G)	(30.6)	(38.2)
Pro forma adjustment	$(24.8)	$(30.4)
(G)Represents the reversal of interest expense and historical amortization of debt issuance costs related to the settlement of Anywhere’s revolving credit facility recorded in the income statement of Anywhere for the nine months ended September 30, 2025, and for the year ended December 31, 2024.

Note 6. Earnings Per Share
The following tables set forth the computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 2025, and for the year ended December 31, 2024. Amounts are presented in millions, except share and per share data:

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Numerator (basic and diluted):
Pro forma net loss attributable to common shares	$(132.6)	$(362.9)
Denominator (basic and diluted):
Weighted-average number of common shares outstanding – basic and diluted (1)	722,069,543	701,310,158
Pro forma loss per share:
Net loss per share attributable to common shares - basic and diluted	$(0.18)	$(0.52)

Denominator (basic and diluted):
Weighted-average number of common shares outstanding - basic and diluted - Compass, Inc. Historical Adjusted (Note 2)	560,966,851	540,207,466
Shares of Compass, Inc. common stock issued as consideration transferred to Anywhere shareholders (Note 4)	160,866,206	160,866,206
Shares of Compass, Inc. common stock issued as consideration for debt issuance costs (Note 4)	236,486	236,486
Weighted-average number of common shares outstanding – basic and diluted	722,069,543	701,310,158
__________________
(1)For periods in which the Company reports net losses, diluted net loss per common share attributable to Compass, Inc. is the same as basic net loss per common share attributable to Compass, Inc. because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.